UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016

GENIUS BRANDS INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 301 N. Canon Drive, Suite 305 Beverly Hills, CA (Address of principal executive offices)	000-54389 (Commission File Number)	20-4118216 (I.R.S. Employer Identification Number) 90210 (Zip Code)

Registrant’s telephone number, including area code: (310) 273-4222

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          On February 3, 2016, at a Special Meeting of Stockholders (the “Special Meeting”) of Genius Brands International, Inc. (the “Company”), the stockholders of the Company approved an amendment to the Company’s 2015 Incentive Plan (the “Plan”) to, among other things, increase the number of shares available for the grant of awards under the Plan to 4,330,000 shares.

A complete copy of the Plan was filed as Appendix A to the Company’s Proxy Statement on Schedule 14A (DEF 14A) for the Company’s Special Meeting as filed with the Securities and Exchange Commission on December 18, 2015 and is incorporated herein by this reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)          On February 3, 2016, the Company held a Special Meeting. At the Special Meeting, 11,287,746 votes were present in person or represented by proxy, which represented approximately 68.21% of the total shares outstanding and entitled to vote as of the record date of December 10, 2015.

(b)          The following proposal was submitted to the Company’s stockholders at the Special Meeting:

A proposal to approve an amendment to the Genius Brands International, Inc. 2015 Incentive Plan to, among other things, increase the number of shares available for the grant of awards to 4,330,000 shares. This proposal was approved by the stockholders, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
11,028,046	242,757	16,943	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: February 3, 2016	By: /s/ Andy Heyward
Andy Heyward
Chief Executive Officer

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